Exhibit 3.4

AMENDED AND RESTATED

BYLAWS

OF

SALIX PHARMACEUTICALS, LTD.

Effective September 24, 2010

I. CORPORATE OFFICES

1.1 REGISTERED OFFICE The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation at such location is Incorporating Services, Ltd.

1.2 OTHER OFFICES The Board of Directors may at any time establish other offices at any place or places where the Corporation is qualified to do business.

II. MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS Meetings of stockholders shall be held at any place, within or outside the State of Delaware, or by means of remote communications, as shall be designated by the Board and stated in the notice of the meeting. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation.

2.2 ANNUAL MEETING The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of stockholders shall be held at 2:00 p.m. on the second Tuesday of May each year. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next full business day. At the meeting, Directors shall be elected and any other proper business may be transacted.

If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 2.3 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

2.3 SPECIAL MEETING Special meetings of the stockholders may be called, at any time for any purpose or purposes, by the Board of Directors, the Chairman of the Board, the President or the holders of at least fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting by those holders signing, dating, and delivering to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

If a special meeting is called by any person or persons other than the Board of Directors, the President or the Chairman of the Board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice-President or the Secretary of the Corporation. The officer receiving the request shall cause notice to be given promptly to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS Except to the extent otherwise required by law, all notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The Corporation is required to give notice only to stockholders entitled to vote at the meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any Transfer Agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

2.6 QUORUM The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the Chairman shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

2.7 ADJOURNED MEETING: NOTICE The Chairman has the power to adjourn a stockholder meeting. When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 VOTING The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

2.9 WAIVER OF NOTICE A stockholder may waive any notice required by law or these Bylaws before or after the date and time stated in the notice, and such waiver shall be deemed equivalent to notice. The waiver must be by electronic transmission or in writing signed by the stockholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with these Bylaws and no action shall be taken by the stockholders by written consent.

2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Board of Directors does not so fix a record date:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business one day prior to the date of notice, or, if notice is waived, at the close of business one day prior to the date on which the meeting is held.

(b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. If a new record date for the adjourned meeting is fixed by the Board of Directors, notice of the adjourned meeting must be given under this Section to those persons who are stockholders as of the new record date.

2.12 PROXIES At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, his agent, or his attorney, for any purpose germane to the meeting, during ordinary business hours and at his own expense, for a period of at least ten (10) days prior to the meeting, in the manner provided by law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.14 STOCKHOLDER PROPOSALS/DIRECTOR NOMINATIONS

(a) Annual Meetings. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (C)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 or more than 150 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address and residence address of such person, (ii) the class, series and number of any shares of stock of the Corporation beneficially owned or owned of record by such person, (iii) the date or dates such shares were acquired and the investment intent of such acquisition and (iv) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors; pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting the business at the meeting, and, if such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice, such stockholder must also set forth in its notice: (i) any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom; (ii) the class, series and number of all shares of the Corporation owned by such stockholder and by such Stockholder Associated Person, if any, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder of any such Stockholder Associated Person with respect to any share of stock of the Corporation; (v) as to the stockholder giving the notice and any Stockholder Associated Person, the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and current name and address, if different, and of such Stockholder Associated Person; (vi) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice; and (vii) whether either such stockholder or Stockholder Associated Person intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

Notwithstanding anything in the second sentence of the second paragraph of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 55 days prior to the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Only persons nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or l5(d) of the Exchange Act.

(b) Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 2.14(a). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by Section 2.14(a) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(c) Exchange Act Compliance. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(d) For the purposes of this Section, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.

III. DIRECTORS

3.1 POWERS Subject to the provisions of the General Corporation Law of Delaware and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2 NUMBER OF DIRECTORS The number of directors constituting the Board of Directors of the Corporation shall be not more than eleven (11) members but not less than three (3), the actual number to serve in each year to be fixed or changed from time to time by the stockholders or the Board of Directors. Directors need not be stockholders.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

3.3 ELECTION AND QUALIFICATION OF DIRECTORS Except as otherwise provided in these Bylaws, the Directors shall be elected at the annual meeting of the stockholders; and those persons who received the highest number of votes shall be deemed to have been elected.

Directors need not be residents of the State of Delaware, but cannot serve on the Boards of Directors of more than three companies required to file periodic reports under Section 13 or 15 of the Exchange Act, other than the Corporation. Elections of Directors need not be by written ballot.

3.4 RESIGNATION AND VACANCIES Any Director may resign effective on giving written notice or electronic transmission thereof to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Vacancies in the Board of Directors may only be filled by a majority of the remaining Directors, even if less than a quorum, or by a sole remaining Director; stockholders may not fill a vacancy on the Board other than at a duly called meeting of stockholders. Each Director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any Committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any Committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of the stockholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings.

3.7 SPECIAL MEETINGS; NOTICE Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the President, any Vice President, the Secretary or any two Directors. Such meetings may be held either within or without the state of Delaware. Notice shall be sent by any usual means of communication not less than two (2) days before the meeting. Such notice need not describe the purpose of the special meeting unless otherwise required by the Certificate of Incorporation or these Bylaws.

3.8 QUORUM At all meetings of the Board of Directors, a majority of the authorized number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding, the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.9 WAIVER OF NOTICE Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or under any provision of the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person entitled to notice, or an electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to notice. This signed waiver shall be filed with the minutes of the meeting or with the corporate records.

Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors, or members of a Committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

3.10 ADJOURNED MEETING; NOTICE If a quorum is not present at any meeting of the Board of Directors, then the Directors present thereat may adjourn the meeting from time to time until a quorum is present. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.7 of these Bylaws, to the Directors who were not present at the time of the adjournment.

3.11 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all members of the Board or Committee, as the case may be, consent thereto in writing or by electronic transmission and the writing(s) or electronic transmissions are filed with the minutes of proceedings of the Board or Committee.

3.12 FEES AND COMPENSATION OF DIRECTORS Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors.

3.13 APPROVAL OF LOANS TO OFFICERS The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a Director of the Corporation or its subsidiary, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this Section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

3.14 CHAIRMAN OF THE BOARD OF DIRECTORS The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors, who may be considered an officer of the Corporation. The Chairman of the Board shall, if such a person is elected, preside at the meetings of the stockholders and of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors, or as may be prescribed by these Bylaws.

IV. COMMITTEES

4.1 COMMITTEES OF DIRECTORS The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, with each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve, adopt, or recommend to the stockholders, any action or matter expressly required by Delaware law to be submitted to the stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation.

4.2 COMMITTEE MINUTES Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3 MEETINGS AND ACTION OF COMMITTEES Meetings and actions of Committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws with such changes in the context of those Bylaws as are necessary to substitute the Committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of Committees may also be called by resolution of the Board of Directors and that notice of special meetings of Committees shall also be given to all alternate members, who shall have the right to attend all meetings of the Committee. The Board of Directors may adopt rules for the government of any Committee not inconsistent with the provisions of these Bylaws.

V. OFFICERS

5.1 OFFICERS The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, as the Board of Directors may from time to time elect. The Corporation may also have, at the discretion of the Board of Directors, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurer, and any such other officers (including Controllers and Assistant Controllers) as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

5.2 ELECTION OF OFFICERS The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 of these Bylaws, shall be elected by the Board of Directors.

5.3 SUBORDINATE OFFICERS The Board of Directors may appoint, or empower the President to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS The officers of the Corporation may be removed by the Board of Directors with or without cause; but such removal shall be without prejudice to the express and written contract rights, if any, of the person so removed.

Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or otherwise in accordance with these Bylaws.

5.6 PRESIDENT Unless otherwise specified by resolution of the Board, the President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders. He shall sign, with the Secretary, an Assistant Secretary, or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

5.7 VICE PRESIDENTS In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates of shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or Board of Directors. The Board of Directors may designate one or more Vice Presidents to be responsible for certain functions, including, without limitation, Marketing, Finance, Manufacturing and Personnel.

5.8 SECRETARY The Secretary shall: (a) keep the minutes of the meetings of stockholders, of the Board of Directors and of all Executive Committees in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of

Directors; (f) maintain and have general charge of the stock transfer books of the Corporation; (g) prepare or cause to be prepared stockholder lists prior to each meeting of stockholders as required by law; (h) attest the signature or certify the incumbency or signature of any officer of the Corporation; and (i) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

5.9 ASSISTANT SECRETARIES In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their lengths of service as Assistant Secretaries, unless otherwise determined by the Board of Directors, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. They shall perform such other duties as may be assigned to them by the Secretary, by the President, or by the Board of Directors. Any Assistant Secretary may sign, with the President or a Vice President, certificates for shares of the Corporation.

5.10 TREASURER Unless otherwise specified by resolution of the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation and, subject to the control of the Board of Directors, shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such depositories as shall be selected in accordance with the provisions of Section 8.2 of these Bylaws; (b) maintain appropriate accounting records as required by law; (c) prepare, or cause to be prepared, annual financial statements of the Corporation that include a balance sheet as of the end of the fiscal year and an income and cash flow statement for that year, which statements, or a written notice of their availability, shall be mailed to each stockholder within one hundred twenty (120) days after the end of such fiscal year; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, or by these Bylaws.

5.11 ASSISTANT TREASURER In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as such, unless otherwise determined by the Board of Directors, shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. They shall perform such other duties as may be assigned to them by the Treasurer, by the President or by the Board of Directors.

5.12 CONTROLLER AND ASSISTANT CONTROLLER The Controller, if one has been appointed, shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors and the Assistant Controller shall exercise the powers of the Controller during that officer’s absence or inability to act.

5.13 BONDS The Board of Directors may by resolution require any and all officers, agents, and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

5.14 COMPENSATION OF OFFICERS The compensation of the officers of the Corporation shall be fixed by the Board of Directors.

5.15 AUTHORITY AND DUTIES OF OFFICERS In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

VI. INDEMNITY

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS The Corporation shall indemnify each of its Directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was a Director or officer of the Corporation, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware.

For purposes of this Section 6.1, a “Director” or “officer” of the Corporation includes any person (a) who is or was a Director or officer of the Corporation, (b) who is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a Director or officer of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the indemnitee in connection with any proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect. The right of indemnification provided in this Section 6.1 shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Section 6.1 shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Section 6.1 and shall be applicable to proceedings commenced or continuing after the adoption of this Section 6.1, whether arising from acts or omissions occurring before or after such adoption. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Section 6.1.

(a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the indemnitee in connection with any proceeding shall be advanced to the indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the indemnitee to repay the amounts advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified against such expenses pursuant to this Section 6.1.

(b) Procedure for Determination of Entitlement to Indemnification.

(i) To obtain indemnification under this Section 6.1, an indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the indemnitee and reasonably necessary to determine whether and to what extent the indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the indemnitee has requested indemnification, whereupon the Corporation shall provide such indemnification, including without limitation advancement of expenses, so long as the indemnitee is legally entitled thereto in accordance with applicable law.

(ii) The indemnitee’s entitlement to indemnification under this Section 6.1 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), notwithstanding whether they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Paragraph (c) below.

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Paragraph (b)(ii) above, a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

(iv) The only basis upon which a finding that indemnification may not be made is that such indemnification is prohibited by law.

(c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Section 6.1, if a Change of Control shall have occurred, the indemnitee shall be presumed to be entitled to indemnification under this Section 6.1 upon submission of a request for indemnification together with the Supporting Documentation in accordance with Paragraph (b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Paragraph (b)(ii) above to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the indemnitee shall be deemed to be entitled to indemnification and the indemnitee shall be entitled to such indemnification unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any proceeding described in this Section 6.1, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the indemnitee to indemnification or create a presumption that the indemnitee did not act in good faith and in a manner which the indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe that the indemnitee’s conduct was unlawful.

(d) Remedies of Indemnitee.

(i) In the event that a determination is made pursuant to Paragraph (b)(ii) that the indemnitee is not entitled to indemnification under this Section 6.1: (A) the indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the indemnitee is not entitled to indemnification under this Section 6.1.

(ii) If a determination shall have been made or deemed to have been made, pursuant to Paragraph (b)(ii) or (iii), that the indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that: (C) advancement of expenses is not timely made pursuant to Paragraph (a); or (D) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Paragraph (b)(ii) or (iii), the indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii) The Corporation shall be precluded from asserting in any judicial proceedings or arbitration commenced pursuant to this Paragraph (d) that the procedures and presumptions of this Section 6.1 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Section 6.1.

(iv) In the event that the indemnitee, pursuant to this Paragraph (d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Section 6.1, the indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the indemnitee if the indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial adjudication shall be prorated accordingly.

(e) Definitions. For purposes of this Section 6.1:

(i) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least a majority of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new Director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(ii) “Disinterested Director” means a Director of the Corporation who is not a party to the proceeding in respect of which indemnification is sought by the indemnitee.

(iii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the indemnitee in any matter material to either such party; or (B) any other party to the proceeding giving rise to a claim for indemnification under this Section 6.1. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the indemnitee in an action to determine the indemnitee’s rights under this Section 6.1.

(f) Invalidity; Severability; Interpretation. If any provision or provisions of this Section 6.1 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Section 6.1 (including, without limitation, all portions of any Paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Section 6.1 (including, without limitation, all portions of any Paragraph of this Section 6.1 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid; illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto.

The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

6.2 INDEMNIFICATION OF OTHERS The Corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than Directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Corporation. For purposes of this Section 6.2, an “employee” or “agent” of the Corporation (other than a Director or officer) includes any person (a) who is or was an employee or agent of the Corporation, (b) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

6.3 INSURANCE The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

VII. RECORDS AND REPORTS

7.1 MAINTENANCE OF RECORDS The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records.

7.2 INSPECTION BY STOCKHOLDERS Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, in the manner provided by law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

7.3 INSPECTION BY DIRECTORS Any Director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a Director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a Director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the Director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

7.4 ANNUAL STATEMENT TO STOCKHOLDERS The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

VIII. GENERAL MATTERS

8.1 CONSTRUCTION; DEFINITIONS Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.2 CHECKS AND DEPOSITS From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. Such authority may be general or confined to specific instances.

8.4 STOCK CERTIFICATES The shares of the Corporation may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the directors on the Board of Directors may provide that some or all of any or all classes or series of the shares of the Corporation will be uncertificated shares. Every holder of stock in the Corporation represented by certificates and, upon written request to the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate signed, in the name of the Corporation (i) by the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Notwithstanding any other provision in these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the United States Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

8.5 SIGNATURES Any or all of the signatures on a certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

8.6 SPECIAL DESIGNATION ON CERTIFICATES If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, or in the electronic record of such shares if the shares are uncertificated, that the Corporation shall issue to represent such class or series of stock. In lieu of the foregoing requirements, and except as otherwise provided in Section 202 of the General Corporation Law of Delaware, there may be set forth on the face or back of the certificate, or in the electronic record of such shares if the shares are uncertificated, that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.7 LOST CERTIFICATES The Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in a resolution adopted pursuant to Section 8.4. When authorizing such issue, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

8.8 DIVIDENDS The Directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation or these Bylaws, may declare and pay dividends upon the shares of its capital stock in the manner and upon the terms and conditions provided by the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock.

The Directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

If the Board of Directors does not fix a record date for determining stockholders entitled to a distribution (i.e., dividend), other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares, it is the date the Board of Directors authorizes the distribution.

8.9 FISCAL YEAR The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.10 SEAL The Corporation may adopt a corporate seal which may be altered as desired, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

8.11 TRANSFER OF STOCK Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate (or, in the case of uncertificated shares, only by the person listed as the registered owner thereof) or by his attorney lawfully constituted in writing and upon: (i) in the case of shares represented by certificate, upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or, in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof), it shall be the duty of the Corporation to issue a new certificate or new uncertificated shares to the person entitled thereto, cancel the old certificate or uncertificated shares and record the transactions upon its books, unless the Corporation has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within 30 days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

8.12 STOCK TRANSFER AGREEMENTS AND RESTRICTIONS The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

IX. AMENDMENTS

The Board of Directors may amend or repeal these Bylaws by majority vote. The stockholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.

A bylaw adopted or amended by the stockholders that fixes a greater quorum or voting requirement for the Board of Directors may provide that it may be amended or repealed only by a specified vote by either the stockholders or the Board of Directors.

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

OF

SALIX PHARMACEUTICALS, LTD.

The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of Salix Pharmaceuticals, Ltd. and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the corporation effective the 24th day of September 2010, by the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal this 24th day of September 2010.

/s/ Mark D. Reeth
Mark D. Reeth, Secretary